                                   ENDORSEMENT


In this Endorsement, "Contract" means either contract or certificate, whichever is appropriate.

The Contract is hereby modified as specified below to meet the requirements of an Eligible Deferred Compensation Plan described in Section 457(b) of the Internal Revenue Code of 1986, as amended (the "Code"). THE PROVISIONS OF THIS ENDORSEMENT SHALL TAKE EFFECT ONLY IF THE ELIGIBLE DEFERRED COMPENSATION PLAN OF WHICH THE CONTRACT IS A PART (HEREINAFTER REFERRED TO AS THE "SECTION 457 PLAN") IS MAINTAINED BY A STATE, POLITICAL SUBDIVISION OF A STATE, OR AN AGENCY OR INSTRUMENTALITY OF A STATE OR POLITICAL SUBDIVISION OF A STATE (HEREINAFTER REFERRED TO AS THE "SPONSOR").

Notwithstanding any provisions of the Contract to the contrary, the Contract to which this Endorsement is attached is hereby amended as follows:

1. No portion of any amount or benefit under this Contract may be used for, or diverted to, any purpose other than for the exclusive benefit of the participants and their beneficiaries under the Section 457 Plan prior to the satisfaction of all liabilities with respect to such participants and beneficiaries.

2. All amounts of compensation deferred under the Section 457 Plan shall be transferred to the Contract within a period that is not longer than is reasonable for the proper administration of the accounts of the participants under the plan. The Sponsor, and not us, is responsible for determining the maximum amount by which a participant may defer under the plan.

3. The Contract is a part of the Section 457 Plan and all distributions hereunder shall be made subject to the instructions provided to us by the Sponsor of the plan in accordance with the provisions of the plan.

This Endorsement is effective as of the date of issue or, if the Section 457 Plan was in existence on August 20, 1996, as of January 1, 1999.

We reserve the right to amend this Endorsement to comply with future changes in the Code and any regulations or rulings issued under the provisions of the Code. A copy of any such amendment shall be provided to the Owner of the Contract.



THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


[Illegible]
Vice President, Treasurer & CFO

                                   ENDORSEMENT


The Contract is hereby modified as specified below to meet the requirements of an Eligible Deferred Compensation Plan described in Section 457(b) of the Internal Revenue Code of 1986, as amended (the "Code"). THE PROVISIONS OF THIS ENDORSEMENT SHALL TAKE EFFECT ONLY IF THE ELIGIBLE DEFERRED COMPENSATION PLAN OF WHICH THE CONTRACT IS A PART (HEREINAFTER REFERRED TO AS THE "SECTION 457 PLAN") IS MAINTAINED BY A STATE, POLITICAL SUBDIVISION OF A STATE, OR AN AGENCY OR INSTRUMENTALITY OF A STATE OR POLITICAL SUBDIVISION OF A STATE (HEREINAFTER REFERRED TO AS THE "SPONSOR").

Notwithstanding any provisions of the Contract to the contrary, the Contract to which this Endorsement is attached is hereby amended as follows:

1. No portion of any amount or benefit under this Contract may be used for, or diverted to, any purpose other than for the exclusive benefit of the participants and their beneficiaries under the Section 457 Plan prior to the satisfaction of all liabilities with respect to such participants and beneficiaries.

2. All amounts of compensation deferred under the Section 457 Plan shall be transferred to the Contract within a period that is not longer than is reasonable for the proper administration of the accounts of the participants under the plan. The Sponsor, and not us, is responsible for determining the maximum amount by which a participant may defer under the plan.

3. The Contract is a part of the Section 457 Plan and all distributions hereunder shall be made subject to the instructions provided to us by the Sponsor of the plan in accordance with the provisions of the plan.

This Endorsement is effective as of the date of issue or, if the Section 457 Plan was in existence on August 20, 1996, as of January 1, 1999.

We reserve the right to amend this Endorsement to comply with future changes in the Code and any regulations or rulings issued under the provisions of the Code. A copy of any such amendment shall be provided to the Owner of the Contract.



THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


Vice President, Treasurer & CFO

                                   ENDORSEMENT


In this Endorsement, "Contract" means either contract or certificate, whichever is appropriate.

The Contract is hereby modified as specified below to meet the requirements of an Eligible Deferred Compensation Plan described in Section 457(b) of the Internal Revenue Code of 1986, as amended (the "Code"). THE PROVISIONS OF THIS ENDORSEMENT SHALL TAKE EFFECT ONLY IF THE ELIGIBLE DEFERRED COMPENSATION PLAN OF WHICH THE CONTRACT IS A PART (HEREINAFTER REFERRED TO AS THE "SECTION 457 PLAN") IS MAINTAINED BY A STATE, POLITICAL SUBDIVISION OF A STATE, OR AN AGENCY OR INSTRUMENTALITY OF A STATE OR POLITICAL SUBDIVISION OF A STATE (HEREINAFTER REFERRED TO AS THE "SPONSOR").

Notwithstanding any provisions of the Contract to the contrary, the Contract to which this Endorsement is attached is hereby amended as follows:

1. No portion of any amount or benefit under this Contract may be used for, or diverted to, any purpose other than for the exclusive benefit of the participants and their beneficiaries under the Section 457 Plan prior to the satisfaction of all liabilities with respect to such participants and beneficiaries.

2. All amounts of compensation deferred under the Section 457 Plan shall be transferred to the Contract within a period that is not longer than is reasonable for the proper administration of the accounts of the participants under the plan. The Sponsor, and not us, is responsible for determining the maximum amount by which a participant may defer under the plan.

3. The Contract is a part of the Section 457 Plan and all distributions hereunder shall be made subject to the instructions provided to us by the Sponsor of the plan in accordance with the provisions of the plan.

This Endorsement is effective as of the date of issue or, if the Section 457 Plan was in existence on August 20, 1996, as of January 1, 1999.

We reserve the right to amend this Endorsement to comply with future changes in the Code and any regulations or rulings issued under the provisions of the Code. A copy of any such amendment shall be provided to the Owner of the Contract.



THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA


Vice President, Treasurer & CFO


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